                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  July 26, 1996



                                INTELLICORP, INC.
             (Exact name of Registrant as Specified in its Charter)


                         COMMISSION FILE NUMBER 0-13022


           DELAWARE                                              94-2756073
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)



                            1975 EL CAMINO REAL WEST
                      MOUNTAIN VIEW, CALIFORNIA 94040-2216
               (Address of principal executive offices) (Zip Code)



                                 (415) 965-5500
                (Issuer's telephone number, including area code)



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

(a) Effective June 27, 1996, holders of convertible debt of the Registrant agreed to exchange convertible debt totaling $1.8 million for 580,645 shares of preferred stock and warrants to purchase 720,000 shares of common stock at $3.50 per share. The preferred stock is convertible into common shares on a one-for-two basis, subject to adjustments for dilutive events, and has 10% cumulative dividend.

         The exchange of debt increased the Registrant's stockholders' equity by approximately $1.8 million such that stockholders' equity as of June 30, 1996 exceeded $2 million, based on preliminary unaudited results available at the date of this report.

         The table below is based on preliminary unaudited information at June 30, 1996 and is subject to adjustment for final closing procedures and completion of the annual audit. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. The information presented in the Summary Balance Sheet data below should be read in conjunction with the financial statements and the notes thereto for the year ended June 30, 1996, which will be included in the Company's Annual Report on Form 10-KSB.

SUMMARY BALANCE SHEET DATA
(Amounts in thousands)

                                                JUNE 30, 1996
                                                (PRELIMINARY,
                                                 UNAUDITED)
                                                -------------
ASSETS:

Cash and cash equivalents                          $4,124
Accounts receivable                                 2,205
Other                                               1,072

                                                   ------
  Total assets                                     $7,401
                                                   ======

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities                                $3,705
Convertible debt                                    1,600
Stockholders' equity                                2,096

                                                   ------
  Total liabilities and stockholders' equity       $7,401
                                                   ======

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         This filing is made solely to evidence compliance with the capital and surplus requirements of the Nasdaq SmallCap Market in accordance with the determination of the Nasdaq Listing Qualifications Panel. As of June 30, 1996, the Company satisfied all criteria necessary for continued listing on the Nasdaq SmallCap Market. In contemplation of this filing, Nasdaq has granted an exception for continued listing.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 INTELLICORP, INC.

July 25, 1996                                    /s/ Kenneth H. Haas
                                                 -------------------
                                                 Kenneth H. Haas
                                                 President